UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2020

GREENROSE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite #212 Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	GNRSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	GNRS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GNRSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.  Other Events.

On February 13, 2020, Greenrose Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 15,000,000 of its units (“Units). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), of the Company and one redeemable warrant (“Warrant”), with each warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 300,000 units, with each unit consisting of one share of Common Stock and one redeemable warrant, with each warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit and 1,500,000 warrants (“Private Placement Warrants” and together with the Private Placement Units, the “Private Placement Securities”) at a price of $1.00 per Private Placement Warrant, generating total proceeds of $4,500,000. The Private Placement Securities were purchased by Imperial Capital, LLC and its designees and the Company’s sponsor, Greenrose Associates LLC. As further set forth in the Company’s Registration Statement on Form S-1 (SEC File No. 333-235724), the Private Placement Units are identical to the Units and the Private Placement Warrants (including the Private Placement Warrants included in the Private Placement Units) are identical to the Warrants included in the Units sold in the IPO, except that the Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The purchasers of the Private Placement Securities have agreed not to transfer, assign, or sell any of the Private Placement Securities or shares of Common Stock underlying the Private Placement Units and Warrants and (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

The Private Placement Securities were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement Securities have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Private Placement Securities in any jurisdiction in which such offer or solicitation would be unlawful.

A total of $150,000,000 of the proceeds from the IPO and the Private Placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of February 13, 2020 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

On February 14, 2020, the Company consummated the sale of an additional 2,250,000 Units that were subject to the underwriters’ over-allotment option at $10.00 per Unit, generating gross proceeds of $22,500,000. Simultaneously with the closing of the sale of additional units, the Company consummated the sale of an additional 30,000 Private Units at $10.00 per Private Unit and 150,000 Private Warrants at $1.00 per Private Warrant, generating total proceeds of $450,000. Following the closing of the over-allotment option and sale of additional Private Units and Private Warrants, an aggregate amount of $172,500,000 has been placed in the Company’s trust account established in connection with the IPO. A copy of the press release issued by the Company announcing the consummation of the over-allotment is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release, dated February 13, 2020.

99.3	Press Release, dated February 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 20, 2020

GREENROSE ACQUISITION CORP.

By:	/s/ William F. Harley III
Name:	William F. Harley III
Title:	Chief Executive Officer

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